Exhibit 21.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference of our report on the December 31, 2017 and 2016 financial statements of Cord: Use Cord Blood Bank, Inc., dated May 29, 2018, included in this Current Report on Form 8-K/A, into the Registration Statement on Form S-8 (File No. 333-197483) of Cryo-Cell International, Inc.

/s/ WithumSmith+Brown, PC

Orlando, FL

August 30, 2018